Exhibit 99.1

Apple Hospitality REIT Announces Appointment of Howard Woolley to its Board of Directors

and Date for its 2021 Annual Meeting of Shareholders

RICHMOND, Va. (March 2, 2021) – Apple Hospitality REIT, Inc. (NYSE: APLE) (“Apple Hospitality” or the “Company”) today announced the appointment of Howard Woolley to its Board of Directors (the “Board”), effective March 1, 2021. Mr. Woolley will stand for election as a Board-recommended nominee at the Company’s 2021 Annual Meeting of Shareholders.

“We are delighted to welcome Howard to our Board of Directors,” said Glade Knight, Executive Chairman of Apple Hospitality. “When we began the search to expand our Board last year, we sought individuals with leadership experience in finance, technology or government affairs. Howard brings tremendous experience to our Board, as a leader in public policy, regulatory and government affairs and as a key contributor to a variety of strategic, transformational transactions for large technology and wireless corporations. Howard will be an outstanding addition to our Board, and we look forward to his insight and leadership.”

Mr. Woolley has served as President of Howard Woolley Group, LLC, a government relations, public policy, regulatory risk, and diversity, equity and inclusion advisory firm serving large technology and wireless industry corporations, since January 2015. Prior to founding Howard Woolley Group, LLC, Mr. Woolley had a successful 20-year career with Verizon Communications Inc. (“Verizon”) until his retirement from the company in 2013. During his tenure with Verizon, Mr. Woolley was instrumental in the creation and expansion of Verizon Wireless, heading federal and state government affairs, public policy and regulatory matters; leading the corporation’s strategic outreach to civil rights, consumer and public interest organizations; and serving as the public policy advisor to all CEOs from the founding of Verizon Wireless in 2000. While at Verizon, Mr. Woolley served as Senior Vice President Wireless Policy and Strategic Alliances (2010 – 2013), Senior Vice President Federal and State Government Affairs (2000 – 2010), and in executive leadership positions including Vice President Wireless Policy and International Government Affairs (1993 – 2000). From 1981 until 1993, Mr. Woolley served in various congressional affairs and regulatory public policy positions ultimately rising to the position of Vice President, Regulatory Affairs, with the National Association of Broadcasters. Mr. Woolley currently serves as the Lead Independent Director for the Somos, Inc. Board of Directors and serves on the Audit Committee and Nominating and Governance Committee of such board. Mr. Woolley also serves on the Allianz Life Insurance Company of North America Board of Directors where he is a member of the Audit Committee and the Nomination, Evaluation and Compensation Committee of such board. Mr. Woolley is on the Board of Trustees for Johns Hopkins Medicine where he co-chairs the External Affairs and Community Engagement Committee, which has oversight of the institution’s efforts to inform the community about COVID-19. Mr. Woolley is on the Board of Trustees for Syracuse University and serves on the Audit and Risk Committee and Academic Affairs Committee for such board. He has served on the boards of The Executive Leadership Council, the World Affairs Council, UnidosUS, the Congressional Black Caucus Foundation and Everybody Wins DC, and is a recipient of the National Urban League’s highest award for service on their Board of Trustees. Mr. Woolley holds a Bachelor of Science degree in Radio and Television Broadcasting from the S.I. Newhouse School of Public Communications at Syracuse University and a Master of Administrative Sciences degree in Business Administration and Management from Johns Hopkins University. Mr. Woolley is a National Association of Corporate Directors Governance Fellow.

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Apple Hospitality’s Board provides critical guidance and advice to management, and the Company is committed to a Board that has diverse perspectives and backgrounds. Mr. Woolley’s appointment increases the size of Apple Hospitality’s Board from eight to nine members. Mr. Woolley was also appointed to the Board’s Nominating and Corporate Governance Committee, effective March 1, 2021.

In addition, the Company today announced that its 2021 Annual Meeting of Shareholders will be held at 9:00 a.m. Eastern Time on Thursday, May 13, 2021. The meeting will take place at the Courtyard and Residence Inn Richmond Downtown, located at 1320 East Cary Street, Richmond, Virginia 23219, and is open to shareholders of record as of March 19, 2021.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 234 hotels with approximately 30,000 guest rooms located in 88 markets throughout 35 states. Concentrated with industry-leading brands, the Company’s portfolio consists of 104 Marriott-branded hotels, 125 Hilton-branded hotels, three Hyatt-branded hotels and two independent hotels. For more information, please visit www.applehospitalityreit.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements continues to be the adverse effect of the novel coronavirus COVID-19 pandemic (“COVID-19”), including resurgences and new variants, on the Company’s business, financial performance and condition, operating results and cash flows, the real estate market and the hospitality industry specifically, and the global economy and financial markets generally. The significance, extent and duration of the continued  impacts caused by the COVID-19 outbreak on the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence at this time, including the scope, severity and duration of the pandemic, the extent and effectiveness of the actions taken to contain the pandemic or mitigate its impact, the speed of the vaccine roll-out, the efficacy, acceptance and availability of vaccines, the duration of associated immunity and efficacy of the vaccines against emerging variants of COVID-19, the potential for additional hotel closures/consolidations that may be mandated or advisable, whether based on increased COVID-19 cases, new variants or other factors, the slowing or rollback of “reopenings” in certain states, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Such additional factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; reduced business and leisure travel due to travel-related health concerns, including the widespread outbreak of COVID-19 or an increase in COVID-19 cases or any other infectious or contagious diseases in the U.S. or abroad; adverse changes in the real estate and real estate capital markets; financing risks; changes in interest rates; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including but not limited to those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804‐727‐6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.